Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Full Year and

Fourth Quarter 2011 Financial Results

ORLANDO, Fla. – March 15, 2012 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported full year and fourth quarter 2011 financial results and the company’s outlook for 2012.

Highlights include:

•	Marriott Vacations Worldwide Corporation launched as the leading global pure-play vacation ownership company through a spin-off from Marriott International, Inc. on November 21, 2011.

•	2011 total revenues were $1.6 billion, including $648 million from rentals, resort management, financing and other sources.

•	Revenues from the sale of vacation ownership products totaled $634 million. Total gross contract sales for 2011 were $676 million.

•	Volume per guest (VPG) in the North America segment increased 4 percent to $2,504 over 2010.

•	During 2011, total cash balances increased $84 million, reaching $110 million at the end of 2011, while total debt declined by $172 million.

•

In line with the company’s goal to improve return on investment, the company generated $18 million of cash proceeds from the disposal of excess land previously held for development and completed inventory in the Luxury segment.

•	On a pro forma basis, Adjusted EBITDA (earnings before interest expense, taxes, and depreciation) totaled $96 million in 2011. Adjusted net income on a pro forma basis was $20 million in 2011.

•	Adjusted EBITDA in 2012 is expected to total $115 million to $125 million.

•	Net income for 2012 is expected to total $37 million to $43 million.

Full year 2011 reported net loss totaled $178 million compared to reported net income of $67 million in 2010. Full year 2011 adjusted net income on a pro forma basis totaled $20 million, a 17 percent decline from $24 million in 2010. Adjusted results on a pro forma basis for 2011 exclude $338 million of pre-tax non-cash impairment and other charges, consisting of $320 million of pre-tax impairment charges recorded in the third quarter of 2011 prior to the company’s spin-off from Marriott International and $18 million of other charges. In addition, results include $71 million of pro forma adjustments to reflect the company’s position as if it were a standalone public company for both years presented. These adjustments are shown on schedule A-1 and described in further detail on schedule A-15. These pre-tax non-cash impairment and other charges and pro forma adjustments were offset by $69 million of related income taxes.

-more-

Marriott Vacations Worldwide Reports Full Year and Fourth Quarter 2011 Financial Results / 2

Adjusted results on a pro forma basis for 2010 exclude $14 million of pre-tax non-cash impairment and other charges, consisting of $4 million of pre-tax impairment charges and $10 million of other charges. In addition, results include $79 million of pro forma adjustments to reflect the company’s position as if it were a standalone public company since the beginning of 2010. These adjustments are shown on schedule A-1 and described in further detail on schedule A-15. These pre-tax pro forma adjustments and non-cash impairment and other charges were offset by $22 million of related income taxes.

“2011 was a transformational year as Marriott Vacations Worldwide became a separate public company. We drove revenue growth, improved VPG, and monetized excess assets,” said Stephen P. Weisz, president and chief executive officer. “Our business model, which focuses on recurring revenue streams well beyond the initial sale, generated significant cash flow in 2011. Our business model also provides us with financial flexibility as we look ahead to 2012.”

Weisz continued, “We are focused on growing our vacation ownership business, providing unparalleled customer experiences, and continuing to rationalize our cost structure. Our 2012 full year outlook is supported by the strong performance we have experienced so far with contract sales and VPG up year-over-year, a positive trend for our business. In 2012, we are also focused on gaining efficiencies in both our sales and marketing functions, as well as at the corporate level, to drive margin improvement. As a result, we expect total contract sales growth of 4 to 8 percent, resulting in net income of $37 million to $43 million, and Adjusted EBITDA to increase to $115 million to $125 million in 2012.”

Full Year 2011 Results

For the year ended December 30, 2011, total revenues were $1.6 billion, including $331 million in cost reimbursements. Total revenues increased $29 million, or 2 percent, from 2010 reflecting higher rental revenues, cost reimbursements, and resort management and other services revenues, partially offset by lower financing revenues from lower interest income on a declining notes receivable portfolio.

Rental revenues totaled $212 million, a 13 percent increase from 2010, reflecting higher demand for rental inventory, particularly in the North America segment where transient keys rented increased 2 percent. Combined with higher revenues from Plus Points, one time use points provided as purchase incentives, the company was successful in generating $12 million of rental revenue net of expenses in the company’s North America segment.

Resort management and other services revenues totaled $238 million, a 5 percent increase from 2010, reflecting higher management fees, higher fees in connection with the company’s Marriott Vacation Club Destinations program, and higher ancillary revenues from food and beverage and golf operations.

Revenue from the sale of vacation ownership products of $634 million was in line with the prior year. Total gross contract sales, excluding the impact of contract cancellation allowances and reversals, totaled $676 million, a 4 percent decline from 2010, driven by lower contract sales in the North America, Luxury and Europe segments, partially offset by slightly higher sales in the Asia Pacific segment.

Adjusted net income on a pro forma basis declined $4 million to $20 million in 2011, reflecting the impact of $19 million of lower gains in 2011 from the sale of excess inventory and land, $21 million of lower financing revenues net of expenses from a declining notes receivable portfolio, and $10 million associated with a higher tax provision. These declines were partially offset by $10 million of higher

-more-

Marriott Vacations Worldwide Reports Full Year and Fourth Quarter 2011 Financial Results / 3

revenues from the sale of vacation ownership products net of expenses, $11 million of lower interest expense from declining debt balances, $8 million of lower equity in losses, $6 million of lower general and administrative costs from lower management bonuses and continued cost savings efforts, $5 million of higher resort management and other services revenues net of expenses, $5 million of higher other revenues net of expenses, and $2 million of lower royalty fees from lower contract sales.

Adjusted EBITDA on a pro forma basis was $96 million in 2011, an increase of $2 million from $94 million in 2010.

Segment Results

North America

Total North America contract sales declined $16 million, however the launch of the points program in mid-2010 makes year-over-year comparisons difficult, as the company was still selling its weeks-based product in the first half of 2010. First half 2011 contract sales declined by $19 million year-over-year as sales efforts were focused on educating and enrolling existing owners in the program and selling additional points to augment their current ownership. Second half 2011 contract sales increased by $3 million year-over-year driven by an increase in the minimum purchase price requirements for existing owners that make additional purchases, as well as incentives provided to all customers to encourage larger purchases. In aggregate, full year 2011 VPG increased 4 percent to $2,504.

North America adjusted segment results on a pro forma basis declined $18 million to $257 million in 2011 due primarily to $19 million of lower financing revenues, $7 million of lower revenue from the sale of vacation ownership products net of expenses, and $5 million of lower rental revenues net of expenses, partially offset by $8 million of additional resort management and other services revenue net of expenses, $2 million of lower royalty fees from lower contract sales and $2 million of higher other revenue net of expenses. North America segment reported financial results declined to $263 million in 2011 from $280 million in 2010.

Asia Pacific

Asia Pacific contract sales increased $2 million in 2011 over 2010. Total revenues in this segment were lower by $4 million in 2011 versus 2010 due primarily to reduced rental revenues occurring after the sale of an operating hotel in late 2010. Adjusted segment results on a pro forma basis were $2 million in 2011, down from $23 million in 2010, due almost entirely to the $21 million gain on the sale of the hotel included in 2010 results. Asia Pacific segment reported financial results declined to $3 million in 2011 from $29 million in 2010.

Luxury and Europe

As inventory in the Luxury and Europe segments continues to decline, consistent with the strategy stated for these segments, gross contract sales for the full year 2011 declined 14 percent from 2010 levels to $92 million. However, adjusted segment results on a pro forma basis for Luxury and Europe improved by a combined $26 million to $4 million in 2011 from a loss of $22 million in 2010 due primarily to $16 million of higher revenue from the sale of vacation ownership products net of expenses, $8 million of equity losses in 2010, $4 million of higher rental revenues net of expenses, and a $2 million gain in 2011

-more-

Marriott Vacations Worldwide Reports Full Year and Fourth Quarter 2011 Financial Results / 4

related to the sale of excess land and luxury inventory. This was partially offset by a combined $4 million of losses in resort management and other services, financing, and other revenues net of expenses. Luxury and Europe combined segment reported financial results were a loss of $118 million in 2011 compared to a loss of $32 million in 2010. 2011 results reflect the impairment charge recorded during the year.

Fourth Quarter 2011 Results

For the quarter ended December 30, 2011, total revenues increased slightly year-over-year to $484 million, including $96 million in cost reimbursements. Higher rental revenues resulting from higher demand for rental inventory were partially offset by lower revenue from the sale of vacation ownership products and lower financing revenues from lower interest income on a declining notes receivable portfolio.

Revenue from the sale of vacation ownership products of $192 million declined 4 percent from the prior year fourth quarter. Total gross contract sales declined 5 percent to $192 million in the fourth quarter of 2011 compared to the 2010 period, driven by lower sales in the Luxury and North America segments.

Adjusted net income on a pro forma basis in the fourth quarter of 2011 totaled $3 million, down from $12 million in 2010. Adjusted results on a pro forma basis for the fourth quarter of 2011 exclude $10 million of pre-tax charges and include $18 million of pro forma adjustments as shown on schedule A-2 and described in further detail on schedule A-15. These pre-tax non-cash impairment and other charges and pro forma adjustments were offset by $3 million of related income taxes.

Adjusted net income on a pro forma basis in the fourth quarter of 2010 excludes $13 million of pre-tax non-cash impairment and other charges and includes $23 million of pro forma adjustments as shown on schedule A-2 and described in further detail on schedule A-15. These pre-tax non-cash impairment and other charges and pro forma adjustments were offset by $4 million of related income taxes.

Adjusted net income on a pro forma basis declined $9 million to $3 million in the 2011 fourth quarter, reflecting the impact of $19 million in lower gains in 2011 from the sale of excess inventory and land, $6 million of lower financing revenues net of expenses from a declining notes receivable portfolio, and $4 million associated with a higher tax provision. These declines were partially offset by $8 million of higher rental revenues net of expenses from higher demand for rental inventory, $8 million of lower general and administrative costs from lower management bonuses and continued cost savings efforts, $3 million of higher other revenues net of expenses and $2 million associated with lower interest expense from declining debt balances.

Reported net income for the fourth quarter of 2011 totaled $8 million compared to $18 million in 2010.

Segment Results

North America

In the North America segment, total contract sales declined $3 million from the fourth quarter 2010 to $148 million. Total VPG increased 6 percent to $2,385. With the shift in focus to new buyers, site-based contract sales to new buyers increased 19 percent and site-based sales to existing owners declined 3 percent. North America adjusted segment results on a pro forma basis were down $12 million to $68 million in 2011 due primarily to $16 million of lower revenue from the sale of ownership products net of

-more-

Marriott Vacations Worldwide Reports Full Year and Fourth Quarter 2011 Financial Results / 5

expenses, and $6 million of lower financing revenues net of expenses, partially offset by $5 million of additional rental revenue net of expenses, $2 million of higher resort management and other services net of expenses, $2 million of higher other revenues net of expenses and $1 million of lower general and administrative costs. North America reported segment financial results declined to $70 million in 2011 from $81 million in 2010.

Asia Pacific

Asia Pacific contract sales declined $1 million, from $22 million in 2010 to $21 million in 2011. Adjusted segment results on a pro forma basis for Asia Pacific declined $20 million due primarily to the $21 million gain on the sale of an operating hotel in the segment in the fourth quarter of 2010. Asia Pacific reported segment financial results declined to $1 million in 2011 from $21 million in 2010.

Luxury and Europe

Gross contract sales in the combined Luxury and Europe segments declined $5 million, from $28 million in 2010 to $23 million in 2011. The combined adjusted segment results on a pro forma basis for Luxury and Europe increased $18 million to $11 million from a loss of $7 million in 2010 due primarily to $16 million of increased revenue from the sale of ownership products net of expenses, $3 million in additional rental revenue net of expenses, and $2 million in gains related to the sale of excess land and luxury inventory, primarily offset by $2 million of lower revenues from resort management and other services net of expenses, and $1 million of lower other revenues net of expenses. Luxury and Europe combined reported segment financial results increased to $5 million in 2011 from a loss of $17 million in 2010.

Balance Sheet and Liquidity

At December 30, 2011, cash and cash equivalents totaled $110 million. Inventory totaled approximately $1 billion at the end of 2011, including $448 million of finished goods, $215 million of work-in-process, and $290 million of land and infrastructure. The company had approximately $850 million in corporate level debt outstanding at year-end, including $729 million in non-recourse securitized notes receivable and $118 million drawn on its $300 million warehouse credit facility. In addition, the company had $200 million in available capacity under its revolving credit facility.

Outlook

For the full year 2012, the company is providing the following guidance:

•	Total gross contract sales growth of 4 percent to 8 percent

•	Adjusted EBITDA of $115 million to $125 million

•	Net income of $37 million to $43 million

•	Fully diluted earnings per share of $1.03 to $1.17

•	Adjusted Free Cash Flow of $85 million to $100 million

See schedule A-14 for a reconciliation of non-GAAP financial measures.

-more-

Marriott Vacations Worldwide Reports Full Year and Fourth Quarter 2011 Financial Results / 6

Fourth Quarter and Full Year 2011 Earnings Conference Call

The Company will hold a conference call at 10:00 AM EDT today to discuss the 2011 results as well as the 2012 outlook. Participants may access the call by dialing (877) 941-0844 or (480) 629-9835 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4512595. The webcast will also be available on the Company’s website for 90 days following the call.

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is the leading global pure-play vacation ownership company. Through a spin-off in late 2011, Marriott Vacations Worldwide was established as a separate, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and approximately 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

###

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about earnings trends, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the Information Statement filed as an exhibit to our Registration Statement on Form 10 filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this presentation. These statements are made as of March 15, 2012 and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 4, 2011

TABLE OF CONTENTS

Consolidated Statements of Operations - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-1
Consolidated Statements of Operations - 16 Weeks Ended December 30, 2011 and December 31, 2010	A-2
North America Segment Financial Results - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-3
North America Segment Financial Results - 16 Weeks Ended December 30, 2011 and December 31, 2010	A-4
Luxury Segment Financial Results - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-5
Luxury Segment Financial Results - 16 Weeks Ended December 30, 2011 and December 31, 2010	A-6
Europe Segment Financial Results - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-7
Europe Segment Financial Results - 16 Weeks Ended December 30, 2011 and December 31, 2010	A-8
Asia Pacific Segment Financial Results - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-9
Asia Pacific Segment Financial Results - 16 Weeks Ended December 30, 2011 and December 31, 2010	A-10
Corporate and Other Financial Results - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-11
Corporate and Other Financial Results - 16 Weeks Ended December 30, 2011 and December 31, 2010	A-12
EBITDA, Adjusted EBITDA and Pro-Forma Adjusted EBITDA - 52 Weeks Ended December 30, 2011 and December 31, 2010	A-13
EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow - 2012 Outlook	A-14
Non-GAAP Financial Measures	A-15

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$634	$—	$—	$634		$635	$—	$—	$635
Resort management and other services	238			238		227			227
Financing	169			169		188			188
Rental	212			212		187			187
Other	29			29		29			29
Cost reimbursements	331			331		318			318

Total revenues	1,613	—	—	1,613		1,584	—	—	1,584

Expenses
Costs of vacation ownership products	245	(6)		239		247	(2)		245
Marketing and sales	342	(6)		336		344	(3)		341
Resort management and other services	198			198		196	(4)		192
Financing	28			28		26			26
Rental	220			220		194			194
Other	13			13		18			18
General and administrative	81	(6)		75		82	(1)		81
Interest	47		13	60		56		15	71
Royalty fee	4		58	62		—		64	64
Impairment	324	(324)		—		15	(15)		—
Cost reimbursements	331			331		318			318

Total expenses	1,833	(342)	71	1,562		1,496	(25)	79	1,550

Gains and other income	2			2		21			21
Equity in losses	—			—		(8)			(8)
Impairment reversals on equity investment	4	(4)		—		11	(11)		—

(Loss) income before income taxes	(214)	338	(71)	53		112	14	(79)	47
Benefit (provision) for income taxes	36	(96)	27	(33)		(45)	(6)	28	(23)

Net (loss) income	$(178)	$242	$(44)	$20		$67	$8	$(51)	$24

(Losses) Earnings per share - Basic	$(5.29)					$2.00

(Losses) Earnings per share - Diluted	$(5.29)					$2.00

Basic Shares	33.7					33.7
Diluted Shares	33.7					33.7

	Total Contract Sales 52 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 30, 2011	Total Contract Sales 52 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 31, 2010
Contract sales	$680	$(4)	$—	$676	$685	$20	$—	$705

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

16 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011	**	As Reported 16 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$192	$—	$—	$192		$199	$—	$—	$199
Resort management and other services	73			73		73			73
Financing	50			50		55			55
Rental	64			64		49			49
Other	9			9		8			8
Cost reimbursements	96			96		95			95

Total revenues	484	—	—	484		479	—	—	479

Expenses
Costs of vacation ownership products	68			68		75	(1)		74
Marketing and sales	107	(4)		103		106	(2)		104
Resort management and other services	60			60		61	(1)		60
Financing	9			9		8			8
Rental	71			71		64			64
Other	4			4		6			6
General and administrative	25	(6)		19		27			27
Interest	15		3	18		16		4	20
Royalty fee	4		15	19		—		19	19
Impairment	—			—		20	(20)		—
Cost reimbursements	96			96		95			95

Total expenses	459	(10)	18	467		478	(24)	23	477

Gains and other income	2			2		21			21
Equity in earnings	—			—		1			1
Impairment reversals on equity investment	—			—		11	(11)		—

Income before income taxes	27	10	(18)	19		34	13	(23)	24
Provision for income taxes	(19)	(4)	7	(16)		(16)	(5)	9	(12)

Net income	$8	$6	$(11)	$3		$18	$8	$(14)	$12

Earnings per share - Basic	$0.24					$0.54

Earnings per share - Diluted	$0.23					$0.54

Basic Shares	33.7					33.7
Diluted Shares	34.7					33.7

	Total Contract Sales 16 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 30, 2011	Total Contract Sales 16 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 31, 2010
Contract sales	$192	$—	$—	$192	$196	$5	$—	$201

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$484	$—	$—	$484		$492	$—	$—	$492
Resort management and other services	180			180		175			175
Financing	153			153		172			172
Rental	180			180		152			152
Other	28			28		27			27
Cost reimbursements	247			247		233			233

Total revenues	1,272	—	—	1,272		1,251	—	—	1,251

Expenses
Costs of vacation ownership products	190	(1)		189		191			191
Marketing and sales	248	(2)		246		247	(2)		245
Resort management and other services	142			142		149	(4)		145
Rental	168			168		135			135
Other	11			11		12			12
General and administrative	3			3		4			4
Royalty fee	—		9	9		—		11	11
Cost reimbursements	247			247		233			233

Total expenses	1,009	(3)	9	1,015		971	(6)	11	976

Segment financial results	$263	$3	$(9)	$257		$280	$6	$(11)	$275

	Total Contract Sales 52 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 30, 2011		Total Contract Sales 52 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 31, 2010
Contract sales	$514	$—	$—	$514		$530	$—	$—	$530

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

16 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011	**	As Reported 16 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$137	$—	$—	$137		$155	$—	$—	$155
Resort management and other services	55			55		56			56
Financing	45			45		51			51
Rental	56			56		41			41
Other	9			9		7			7
Cost reimbursements	71			71		68			68

Total revenues	373	—	—	373		378	—	—	378

Expenses
Costs of vacation ownership products	52			52		55			55
Marketing and sales	77	(1)		76		76	(1)		75
Resort management and other services	42			42		46	(1)		45
Rental	57			57		47			47
Other	3			3		3			3
General and administrative	1			1		2			2
Royalty fee	—		3	3		—		3	3
Cost reimbursements	71			71		68			68

Total expenses	303	(1)	3	305		297	(2)	3	298

Segment financial results	$70	$1	$(3)	$68		$81	$2	$(3)	$80

	Total Contract Sales 16 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 30, 2011		Total Contract Sales 16 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 31, 2010
Contract sales	$148	$—	$—	$148		$151	$—	$—	$151

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

LUXURY SEGMENT

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$32	$—	$—	$32		$20	$—	$—	$20
Resort management and other services	24			24		20			20
Financing	7			7		8			8
Rental	4			4		2			2
Other	1			1		1			1
Cost reimbursements	46			46		52			52

Total revenues	114	—	—	114		103	—	—	103

Expenses
Costs of vacation ownership products	18	(5)		13		11	(2)		9
Marketing and sales	15	(1)		14		23	(1)		22
Resort management and other services	28			28		23			23
Rental	22			22		21			21
Other	1			1		—			—
General and administrative	3			3		3			3
Royalty fee	—		1	1		—		1	1
Impairment	117	(117)		—		20	(20)		—
Cost reimbursements	46			46		52			52

Total expenses	250	(123)	1	128		153	(23)	1	131

Gains and other income	2			2		—			—
Equity in losses	—			—		(8)			(8)
Impairment reversals on equity investment	4	(4)		—		11	(11)		—

Segment financial results	$(130)	$119	$(1)	$(12)		$(47)	$12	$(1)	$(36)

	Total Contract Sales 52 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 30, 2011		Total Contract Sales 52 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 31, 2010
Contract sales	$39	$(4)	$—	$35		$24	$20	$—	$44

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

LUXURY SEGMENT

16 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011	**	As Reported 16 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$20	$—	$—	$20		$4	$—	$—	$4
Resort management and other services	7			7		7			7
Financing	2			2		2			2
Rental	1			1		—			—
Other	—			—		1			1
Cost reimbursements	13			13		16			16

Total revenues	43	—	—	43		30	—	—	30

Expenses
Costs of vacation ownership products	7			7		5	(1)		4
Marketing and sales	4			4		7	(1)		6
Resort management and other services	8			8		6			6
Rental	6			6		8			8
General and administrative	1			1		1			1
Royalty fee	—		1	1		—		1	1
Impairment	4	(4)		—		20	(20)		—
Cost reimbursements	13			13		16			16

Total expenses	43	(4)	1	40		63	(22)	1	42

Gains and other income	2			2		—			—
Impairment reversals on equity investment	—			—		11	(11)		—

Segment financial results	$2	$4	$(1)	$5		$(22)	$11	$(1)	$(12)

	Total Contract Sales 16 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 30, 2011		Total Contract Sales 16 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 31, 2010
Contract sales	$4	$—	$—	$4		$4	$5	$—	$9

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$51	$—	$—	$51		$58	$—	$—	$58
Resort management and other services	31			31		29			29
Financing	5			5		5			5
Rental	21			21		17			17
Other	—			—		1			1
Cost reimbursements	27			27		24			24

Total revenues	135	—	—	135		134	—	—	134

Expenses
Costs of vacation ownership products	13			13		19			19
Marketing and sales	34	(3)		31		32			32
Resort management and other services	26			26		24			24
Rental	19			19		18			18
Other	1			1		1			1
General and administrative	1			1		1			1
Royalty fee	—		1	1		—		1	1
Impairment	2	(2)		—		—			—
Cost reimbursements	27			27		24			24

Total expenses	123	(5)	1	119		119	—	1	120

Segment financial results	$12	$5	$(1)	$16		$15	$—	$(1)	$14

	Total Contract Sales 52 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 30, 2011		Total Contract Sales 52 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 31, 2010
Contract sales	$57	$—	$—	$57		$63	$—	$—	$63

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

16 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011	**	As Reported 16 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$15	$—	$—	$15		$17	$—	$—	$17
Resort management and other services	10			10		9			9
Financing	2			2		2			2
Rental	5			5		5			5
Cost reimbursements	8			8		8			8

Total revenues	40	—	—	40		41	—	—	41

Expenses
Costs of vacation ownership products	3			3		6			6
Marketing and sales	12	(3)		9		9			9
Resort management and other services	9			9		8			8
Rental	5			5		5			5
Cost reimbursements	8			8		8			8

Total expenses	37	(3)	—	34		36	—	—	36

Segment financial results	$3	$3	$—	$6		$5	$—	$—	$5

	Total Contract Sales 16 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 30, 2011		Total Contract Sales 16 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 31, 2010
Contract sales	$19	$—	$—	$19		$19	$—	$—	$19

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$67	$—	$—	$67		$65	$—	$—	$65
Resort management and other services	3			3		3			3
Financing	4			4		3			3
Rental	7			7		16			16
Cost reimbursements	11			11		9			9

Total revenues	92	—	—	92		96	—	—	96

Expenses
Costs of vacation ownership products	19			19		20			20
Marketing and sales	45			45		42			42
Resort management and other services	2			2		—			—
Rental	11			11		20			20
Other	—			—		1			1
General and administrative	1			1		1			1
Royalty fee	—		1	1		—		1	1
Impairment	—			—		(5)	5		—
Cost reimbursements	11			11		9			9

Total expenses	89	—	1	90		88	5	1	94

Gains and other income	—			—		21			21

Segment financial results	$3	$—	$(1)	$2		$29	$(5)	$(1)	$23

	Total Contract Sales 52 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 30, 2011		Total Contract Sales 52 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 52 Weeks Ended December 31, 2010
Contract sales	$70	$—	$—	$70		$68	$—	$—	$68

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

16 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011	**	As Reported 16 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 31, 2010	**
Revenues
Sales of vacation ownership products, net	$20	$—	$—	$20		$23	$—	$—	$23
Resort management and other services	1			1		1			1
Financing	1			1		—			—
Rental	2			2		3			3
Cost reimbursements	4			4		3			3

Total revenues	28	—	—	28		30	—	—	30

Expenses
Costs of vacation ownership products	5			5		8			8
Marketing and sales	14			14		14			14
Resort management and other services	1			1		1			1
Rental	3			3		4			4
Other	—			—		1			1
Cost reimbursements	4			4		3			3

Total expenses	27	—	—	27		31	—	—	31

Gains and other income	—			—		21			21
Equity in earnings	—			—		1			1

Segment financial results	$1	$—	$—	$1		$21	$—	$—	$21

	Total Contract Sales 16 Weeks Ended December 30, 2011	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 30, 2011		Total Contract Sales 16 Weeks Ended December 31, 2010	Cancellation Allowance	Pro-Forma	Gross Contract Sales 16 Weeks Ended December 31, 2010
Contract sales	$21	$—	$—	$21		$22	$—	$—	$22

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Expenses
Costs of vacation ownership products	$5	$—		$5		$6	$—	$—	$6
Financing	28			28		26			26
Other	—			—		4			4
General and administrative	73	(6)		67		73	(1)		72
Interest	47		13	60		56		15	71
Royalty fee	4		46	50		—		50	50
Impairment	205	(205)		—		—			—

Total expenses	362	(211)	59	210		165	(1)	65	229

Financial results	$(362)	$211	$(59)	$(210)		$(165)	$1	$(65)	$(229)

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

16 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 30, 2011	**	As Reported 16 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 16 Weeks Ended December 31, 2010	**
Expenses
Costs of vacation ownership products	$1	$—		$1		$1	$—	$—	$1
Financing	9			9		8			8
Other	1			1		2			2
General and administrative	23	(6)		17		24			24
Interest	15		3	18		16		4	20
Royalty fee	4		11	15		—		15	15
Impairment	(4)	4		—		—			—

Total expenses	49	(2)	14	61		51	—	19	70

Financial results	$(49)	$2	$(14)	$(61)		$(51)	$—	$(19)	$(70)

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

EBITDA and ADJUSTED EBITDA

52 Weeks Ended December 30, 2011 and December 31, 2010

($ in millions)

	As Reported 52 Weeks Ended December 30, 2011	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 30, 2011	**	As Reported 52 Weeks Ended December 31, 2010	Non-cash Impairment and Other Charges	Pro-Forma	As Adjusted Pro-Forma 52 Weeks Ended December 31, 2010	**
Net (loss) income	$(178)	$242	$(44)	$20		$67	$8	$(51)	$24
Interest expense	47	—	13	60		56	—	15	71
Tax (benefit) provision, continuing operations	(36)	96	(27)	33		45	6	(28)	23
Depreciation and amortization	33	—	—	33		39	—	—	39

EBITDA **	(134)	338	(58)	146		207	14	(64)	157

Impairment charges:
Impairments	324	(324)	—	—		15	(15)	—	—
Impairment reversals on equity investment	(4)	4	—	—		(11)	11	—	—
Consumer financing interest expense	(47)	—	(3)	(50)		(56)	—	(7)	(63)

	273	(320)	(3)	(50)		(52)	(4)	(7)	(63)

Adjusted EBITDA**	$139	$18	$(61)	$96		$155	$10	$(71)	$94

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

2012 EBITDA and ADJUSTED EBITDA OUTLOOK

($ in millions)

	Fiscal Year 2012 (low)	Fiscal Year 2012 (high)
Net income	$37	$43
Interest expense	63	62
Tax provision, continuing operations	30	34
Depreciation and amortization	31	31

EBITDA**	$161	$170
Consumer financing interest expense	(46)	(45)

Adjusted EBITDA**	$115	$125

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURE

2012 ADJUSTED FREE CASH FLOW OUTLOOK

($ in millions)

	Fiscal Year 2012 (low)	Fiscal Year 2012 (high)
Net Income	$37	$43
Adjustments to reconcile Net Income to net cash provided by operating activities	103	117

Net cash provided by operating activities	140	160
Less: Capital expenditures for property and equipment	(18)	(20)

Free Cash Flow**	122	140
Issuance of debt related to securitizations [1]	427	433
Repayment of debt related to securitizations [1]	(464)	(473)

Net Securitization Activity	(37)	(40)

Adjusted Free Cash Flow**	$85	$100

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Assumes drawdown from the warehouse facility throughout the year. No other material investing or financing outflows are expected in 2012.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Net Income. Management evaluates non-GAAP measures that exclude charges incurred in the 52 weeks and 16 weeks ended December 30, 2011 and December 31, 2010, including non-cash impairment charges and other charges, as well as pro-forma adjustments to reflect results as if the company were a standalone public company in each period, because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other vacation ownership companies.

Non-cash Impairment Charges - 2011. In preparation for the spin-off from Marriott International (“the Spin-Off”), management assessed the intended use of excess undeveloped land and built inventory and the current market conditions for those assets. On September 8, 2011, management approved a plan to accelerate cash flow through the monetization of certain excess undeveloped land in the United States, Mexico, and the Bahamas over the next three years and to accelerate sales of excess built Luxury fractional and residential inventory over the next eighteen to twenty-four months. As a result, in accordance with the guidance for accounting for the impairment or disposal of long-lived assets, because the nominal cash flows from the planned land sales and the estimated fair values of the land and excess built Luxury inventory were less than their respective carrying values, we recorded a pre-tax non-cash impairment charge of $324 million in our 2011 third quarter Statement of Operations under the “Impairment” caption. Additionally, in our 2011 third quarter Statement of Operations under the “Impairment reversals (charges) on equity investment” caption, we reversed nearly $4 million of a more than $16 million funding liability we originally recorded in 2009 related to a Luxury segment vacation ownership joint venture project, based on facts and circumstances surrounding the project, including favorable resolution of certain construction related claims and contingent obligations to refund certain deposits relating to sales that have subsequently closed.

Non-cash Impairment Charges - 2010. In our fourth quarter Statement of Operations under the “Impairment” caption, we recorded pre-tax non-cash charges totaling $20 million primarily comprised of a $14 million impairment charge for a golf course and related assets that we decided to sell (the amount of this charge was equal to the excess of our carrying cost over estimated fair value) and a $6 million impairment charge associated with our Luxury segment inventory due to continued sluggish sales. Additionally in our fourth quarter Statement of Operations under the “Impairment reversals (charges) on equity investment” caption, we reversed $11 million of the $27 million funding liability we recorded in 2009 related to a Luxury segment vacation ownership joint venture project, based on facts and circumstances surrounding the project, including favorable resolution of certain construction-related legal claims and potential funding of certain costs by one of our joint venture partners. Prior to the fourth quarter, in our Statement of Operations under the “Impairment” caption, we reversed $5 million of a previously recorded impairment charge for anticipated funding in connection with a purchase commitment we renegotiated through an amendment to the purchase commitment for vacation ownership units to be delivered to our Asia Pacific segment in 2011.

Other Charges - 2011. In our fourth quarter Statement of Operations we recorded $10 million of pre-tax charges comprised of $3 million of severance costs ($1 million under the “Marketing and sales” caption and $2 million under the “General and administrative” caption), $3 million of legal related charges under the “Marketing and sales” caption, and $4 million of spin-off related charges under the “General and administrative” caption. Prior to the fourth quarter, in our Statement of Operations we recorded $8 million of pre-tax charges comprised of $3 million of legal related charges and $3 million of costs related to Americans with Disabilities Act (“ADA”) compliance and Hurricane Irene damage at our resort in the Bahamas, both captured under our “Cost of vacation ownership products” caption, and $2 million of severance costs under the “Marketing and sales” caption.

Other Charges - 2010. In our fourth quarter Statement of Operations we recorded $4 million of pre-tax charges comprised of $2 million of severance costs under the “Marketing and sales” caption, $1 million of legal related charges under the “Cost of vacation ownership products” caption and $1 million related to property improvements made on behalf of one of our condominium associations under the “Resort management and other services” caption. Prior to the fourth quarter, in our Statement of Operations we recorded $6 million of pre-tax charges comprised of $2 million of severance costs ($1 million under the “Marketing and sales” caption and $1 million under the “General and administrative” caption), $1 million of pre-tax charges related to property improvements made on behalf of one of our condominium associations under the “Resort management and other services” caption, $1 million of legal related charges under our “Cost of vacation ownership products” caption, and $2 million of charges related to an agreement with a taxing authority under our “Resort management and other services” caption.

Pro-Forma Adjustments - 2011. In our fourth quarter Statement of Operations we included $18 million of pre-tax pro-forma adjustments comprised of $15 million of royalty fees, $2 million of interest expense and $1 million of dividends on preferred stock. Prior to the fourth quarter, in our Statement of Operations we included $53 million of pre-tax charges comprised of $43 million of royalty fees, $7 million of interest expense and $3 million of dividends on preferred stock.

Pro-Forma Adjustments - 2010. In our fourth quarter Statement of Operations we included $23 million of pre-tax pro-forma adjustments comprised of $19 million of royalty fees, $3 million of interest expense and $1 million of dividends on preferred stock. Prior to the fourth quarter, in our Statement of Operations we included $56 million of pre-tax charges comprised of $45 million of royalty fees, $8 million of interest expense and $3 million of dividends on preferred stock.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES (cont.)

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA, a financial measure which is not prescribed or authorized by GAAP, reflects earnings excluding the impact of interest expense, provision for income taxes, depreciation and amortization. We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of performance. Our Adjusted EBITDA excludes the impact of impairment charges and includes the impact of interest expense associated with the debt from the Warehouse Credit Facility and from the securitization of our notes receivable in the term ABS market, which together we refer to as consumer financing interest expense. We deduct consumer financing interest expense in determining Adjusted EBITDA since the debt is secured by notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us or to our business. We evaluate Adjusted EBITDA, which adjusts for these items, to allow for period-over-period comparisons of our ongoing core operations before material charges and to measure our ability to service our non-securitized debt. EBITDA and Adjusted EBITDA also facilitate our comparison of results from our ongoing operations with results from other vacation ownership companies.

Pro Forma Adjusted EBITDA. Management also evaluates Pro forma Adjusted EBITDA as an indicator of operating performance. Our Pro forma Adjusted EBITDA reflects results as if we were a standalone public company since the beginning of 2010, and includes the full year impact of royalty fees payable to Marriott International, interest expense and dividends on preferred stock, to allow for period-over-period comparisons of our ongoing core operations. 2011 pro forma adjustments include $58 million of royalty fees, $9 million of interest expense, of which $3 million is consumer financing related, and $4 million of dividends on preferred stock. 2010 pro forma adjustments include $64 million of royalty fees, $11 million of interest expense, of which $7 million is consumer financing related, and $4 million of dividends on preferred stock.

Free Cash Flow. Management also evaluates Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment. Management considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including making acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.

Adjusted Free Cash Flow. Management also evaluates Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment as well as the net activity related to our securitizations and our warehouse facility. Management considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including making acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of the Company’s results to its competitors’ results.